EXHIBIT - 21



                                               SUBSIDIARIES OF THE REGISTRANT
                                                  CINCINNATI MILACRON INC.
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                                                                                        Date
                                                                           Incorporated
                                                     Incorporated          or (if later)          Percentage
                                                   State or Country       Date Acquired            Owned
CINCINNATI MILACRON INC.                           Delaware(Registrant)       1983
  Cincinnati Milacron-Holdings Mexico
    S.A. de C.V.                                   Mexico                     1992                   100%
    Cincinnati Milacron-Mexican Sales
      S.A. de C.V.                                 Mexico                     1993                   100%
  Cincinnati Milacron Marketing Company            Ohio                       1931                   100%
    Cincinnati Milacron Commercial
      Corp.                                        Delaware                   1993                   100%
    Cincinnati Milacron International
      Marketing Company                            Delaware                   1966                   100%
        Coge AG                                    Switzerland                1970                   100%
        Cincinnati Milacron Holding
          Gesellschaft GmbH                        Austria                    1970                   100%
            Cincinnati Milacron Austria
              Gesellschaft GmbH                    Austria                    1976                   100%
    Cincinnati Milacron
      Kunststoffmaschinen Europa GmbH              Germany                    1990                   100%
        Ferromatik Milacron
          Maschinenbau GmbH                        Germany                    1993                   100%
            Ferromatik Milacron S.A.               France                     1993                   100%
            Ferromatik Milacron
              Benelux B.V.                         The Netherlands            1993                   100%
            Ferromatik Milacron S.A.               Spain                      1993                   100%
            Ferromatik Milacron Ltd.               England                    1993                   100%
            Ferromatik Milacron                    South Africa               1993                   100%
        Widia GmbH                                 Germany                    1995                   99.9%
          Widia France S.A.                        France                     1995                   100%
          Widia U.K. Ltd.                          England                    1995                   100%
          Widia Italia S.p.A.                      Italy                      1995                   100%
          Widia Iberica S.L.                       Spain                      1995                   100%
          Herko Vitoria S.A.                       Spain                      1995                   100%
          Widia Vertriebsgesellschaft mbH          Austria                    1995                   100%
          Meteruit A.G.                            Switzerland                1995                   100%
            Widia India Ltd.                       India                      1995                    51%
    Cincinnati Milacron U.K.
      Holdings Company                             Ohio                       1982                   100%
      Cincinnati Milacron U.K. Ltd.                England                    1988                   100%
    Cincinnati Milacron-Korea Corporation          Korea                      1992                   100%
    Cincinnati Milacron Private Ltd.               India                      1995                    51%

  Cincinnati Milacron Assurance Ltd.               Bermuda                    1977                   100%

  Cincinnati Milacron B.V.                         The Netherlands            1952                   100%
    Cimcool Europe B.V.                            The Netherlands            1989                   100%
    Cimcool Industrial Products B.V.               The Netherlands            1960                   100%
    Widia Nederland B.V.                           The Netherlands            1995                   100%

  Cincinnati Milacron-Canada Ltd.                  Canada                     1959                   100%

  Cincinnati Milacron-Heald Corp.                  Delaware                   1955                   100%

  Cincinnati Milacron Resin
    Abrasives Inc.                                 Delaware                   1991                   100%

  Cincinnati Milacron S.r.l.                       Italy                      1966                   100%

  The Factory Power Company                        Ohio                       1907                   82.2%

  Valenite Inc.                                    Delaware                   1993                   100%
    Valenite-Modco International Inc.              Michigan                   1993                   100%
      Nippon Valenite-Modco K.K.                   Japan                      1993                   100%
    Valenite-Modco Pte, Ltd.                       Michigan                   1993                   100%
    Valenite-Modco Sarl                            France                     1993                   100%
    Valenite-Modco (U.K.) Limited                  England                    1993                   100%
    Valenite-Modco S.r.l.                          Italy                      1993                   100%
    Valenite-Modco Limited                         Canada                     1993                   100%
    Valenite de Mexico, S.A. de C.V.               Mexico                     1993                   100%
    Valenite-Modco Industria e
      Comercio Ltda.                               Brazil                     1993                   100%
    Talbot Holdings, Ltd.                          Delaware                   1995                   100%
      Weldon Tool Company                          Ohio                       1995                   100%
      Brubaker Tool Corporation                    New York                   1995                   100%
      Fastcut Tool Corporation                     Delaware                   1995                   100%
      New England Tap Corporation                  Pennsylvania               1995                   100%

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